Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2013 THIRD QUARTER

●	Revenue declined 1% year over year to $723 million, and OIBDAN1 decreased 5% to $169 million, excluding foreign exchange and divestitures

●	Americas revenue and OIBDAN both declined 1%, excluding foreign exchange

●	International revenue was down 1%, and OIBDAN declined 8%, excluding foreign exchange and divestitures

----------------

San Antonio, November 7, 2013…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the third quarter ended September 30, 2013.

“Every day, we become more excited about the potential  of our outdoor business due to our new and expanded relationships with advertisers, as well as advanced technologies and the evolving trend of people spending more time out-of-home than they ever have before,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc. “We’re pleased with the business’s core metrics and prospects for future growth, while we continue to adjust – and invest in – our global portfolio to increase exposure to faster-growing regions.  Two recent campaigns to launch new albums for Paul McCartney and Lady Gaga underscored the power of our global reach and ability to deliver for clients across our multi-platform assets, something that only Clear Channel can do.”

“There’s incredible innovation in the out-of-home advertising sector to reach mobile consumers in that important moment before – and during - purchase, and Clear Channel is leading it,” said Chief Executive Officer William Eccleshare. “We are a true mobile media company working at our collaborative best to deliver audiences with the right demographics for clients.  Outdoor is becoming the ‘fourth screen’ that makes our clients’ other campaigns more effective and efficient than ever.  During the quarter, we saw improving trends internationally, especially in our emerging markets, such as China, Singapore, Brazil and Chile, as well as in Australia and the UK.  We’re confident that we’re taking the right steps – including increased digital investment – to position us for out-of-home’s future growth.”

Third Quarter 2013 Results

Total revenues for the three months ended September 30, 2013 decreased less than 1% over the same period in 2012, adjusting for the effects of foreign exchange movements1, as well as a $3 million impact from the divestiture of businesses during the third quarter of 2012.  On a reported basis, revenues of $723 million for the quarter were down 1% from the same period in 2012.

●
Americas revenues decreased $4 million, or 1%, on a reported basis and $3 million, or less than 1% adjusted for movements in foreign exchange rates, driven by declining revenues at airports due to lost contracts and from the absence of our digital billboard revenue in the City of Los Angeles.  Partially offsetting these declines were higher occupancy and rate on bulletins, as well as strong growth from rising rate, capacity and occupancy of digital bulletins in other markets.

●
International revenues decreased $3 million, or less than 1%, after adjusting for a $3 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $1 million increase from movements in foreign exchange rates.  Strong revenue growth in emerging markets was offset by revenue declines in developed markets where, despite challenging economic conditions, certain countries performed well.  On a reported basis, revenues decreased $4 million, or 1%, compared to the same period of 2012.

The Company’s OIBDAN1 declined 6% to $167 million in the three months ended September 30, 2013 versus $179 million in the same period of 2012.  Excluding a $2 million reduction from movements in foreign exchange rates and a less than $1 million reduction due to the divestiture of businesses during the third quarter of 2012, OIBDAN decreased 5% to $169 million.  OIBDAN in the quarter included $9 million of operating and corporate expenses related to the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies, compared to $10 million in the same period in 2012.  OIBDAN in the third quarter of 2013 also included $5 million of legal and other costs versus $2 million in the same period of 2012.

The Company’s net income was $4 million for the three months ended September 30, 2013 compared to income of $17 million in 2012, due primarily to the gain on the sale of our international neon business in August 2012, offset by lower interest expense and income taxes.

Key Highlights

The Company’s recent key highlights include:

●
Partnering with Lady Gaga and Clear Channel Media+Entertainment for the exclusive global unveiling of the cover artwork for her new album, ARTPOP – through a first-ever, out-of-home campaign that sequenced a stepped reveal of advertiser creative in unison on Clear Channel Outdoor's international network of digital billboards and screens.  Also streamed live on www.ladygaga.com, direct from CCO's Spectacolor billboard in Times Square, the reveal showcased the global scale, reach and impact of our digital inventory across 18 cities worldwide.

●
Coordinating with Clear Channel Media+Entertainment to launch Paul McCartney's latest album, NEW, on Clear Channel Outdoor's digital network in 30 major cities across 18 countries through a pre-event tease of the iHeartRadio Album Release Party – utilizing six different creative executions, all designed to drive listeners to the party and #whatsnewpaul.

●
Introducing the new “Storm” brand in the UK – a client-branded, out-of-home digital network that delivers completely customized solutions in extremely short time frames – reaching premium audiences with advanced digital displays at Cromwell Road, Chiswick Towers and Coventry House at Piccadilly Circus  (www.stormdigital.com).

●
Creating an integrated social media plan with Coca-Cola for its “Share a Coke” campaign that allowed users – across several international markets – to see their name integrated into the iconic Coke logo on a Clear Channel digital display by posting their name on Facebook.

●	Installing 26 new digital bulletins for a total of 1,081 across 38 U.S. markets.

●	Expanding digital displays in Latin America by 50%, with 45 displays – including 15 in Chile, 16 in Mexico, and 14 in Peru.

●
Appointing Walker Jacobs as Chief Revenue Officer and President of Sales for Clear Channel Outdoor – North America, where he will have direct responsibility for the national advertising sales, sales marketing, revenue management, and sales operations teams.  Jacobs joins from Time Warner’s Turner Broadcasting System, where he was Executive Vice President of Turner Digital.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Revenue1
Americas	$331,346	$335,021	(1%)	$952,832	$935,850	2%
International 3	391,667	396,120	(1%)	1,187,262	1,207,900	(2%)
Consolidated revenue	$723,013	$731,141	(1%)	$2,140,094	$2,143,750	(0%)

Operating Expenses1,2
Americas	$196,711	$198,946	(1%)	$584,908	$580,647	1%
International 3	330,820	328,275	1%	1,000,953	1,027,701	(3%)
Consolidated operating expenses	$527,531	$527,221	0%	$1,585,861	$1,608,348	(1%)

OIBDAN1
Americas	$134,635	$136,075	(1%)	$367,924	$355,203	4%
International 3	60,847	67,845	(10%)	186,309	180,199	3%
Corporate1	(28,067)	(25,160)		(85,788)	(77,207)
Consolidated OIBDAN	$167,415	$178,760	(6%)	$468,445	$458,195	2%

Certain prior period amounts have been reclassified to conform to the 2013 presentation of financials throughout the press release.

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses.

3 During 2012, the Company disposed of international businesses.  For the three months ended September 30, 2012, these businesses contributed $3 million in revenues, $3 million in operating expenses, and less than $1 million in OIBDAN.

Americas

Americas revenues fell $4 million, or 1%, on a reported basis and $3 million, or less than 1% adjusted for movements in foreign exchange rates, driven by declining revenues in our airports business due to lost contracts and from the absence of our digital billboard revenue in the City of Los Angeles.  Partially offsetting these declines were higher occupancy and rate on traditional bulletins, as well as strong growth from rising rate, capacity and occupancy of digital bulletins in other markets.

Operating expenses declined $2 million, or 1%, to $197 million for third quarter 2013, on a reported basis and adjusted for the effects of movements in foreign exchange rates.  Operating expenses in the third quarter of 2012 reflected a decrease in variable expenses such as site lease expense in connection with a decline in airport revenues.  Expenses in the third quarter of 2013 also included a $1 million decrease in expenses related to investments in strategic revenue and cost savings programs.

OIBDAN, on a reported basis and excluding foreign exchange impacts, decreased $1 million, or 1%, to $135 million during the third quarter of 2013 compared to the same period in 2012.  Third quarter 2013 OIBDAN reflected approximately $2 million of expenses related to certain investments in strategic revenue and cost savings programs compared to $3 million in the third quarter of 2012.

International

International revenues decreased $3 million, or less than 1%, after adjusting for a $3 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $1 million increase from movements in foreign exchange rates. Strong revenue growth in emerging markets was offset by revenue declines in developed markets where, despite challenging economic conditions, certain countries performed well. On a reported basis, revenues decreased $4 million, or 1%, compared to the same period of 2012.

Operating expenses increased $3 million in the third quarter of 2013, adjusting for $3 million of expenses resulting from the divestiture of businesses during the third quarter of 2012 and a $2 million increase from movements in foreign exchange rates.  Operating expenses declined due to cost savings from strategic investments made in previous periods, offset by higher costs in certain emerging markets and from new contracts in markets with increased revenue.

International OIBDAN in the third quarter of 2013 decreased $5 million, or 8%, to $62 million, adjusting for the divestiture of businesses during the third quarter of 2012 of less than $1 million and adjusting for a $1 million reduction from movements in foreign exchange rates.  On a reported basis, OIBDAN declined $7 million, or 10%, to $61 million.

Conference Call

The Company, along with its parent company, CC Media Holdings, Inc., will host a conference call to discuss results on November 7, 2013 at 8:30 a.m. Eastern Time.  The conference call number is 866-254-5936 (U.S. callers) and 651-291-7662 (international callers) and the passcode is 305763.  A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  After the live conference call, a replay will be available for a period of 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 305763.  An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$723,013	$731,141	$2,140,094	$2,143,750
Direct operating expenses	396,094	390,639	1,181,843	1,187,671
Selling, general and administrative expenses	131,437	136,582	404,018	420,677
Corporate expenses	29,719	28,820	91,435	86,223
Depreciation and amortization	98,344	100,352	296,237	292,357
Impairment charges	-	-	-	-
Other operating income (expense) – net	6,604	42,397	12,404	49,146
Operating income (loss)	74,023	117,145	178,965	205,968

Interest expense - net	87,969	102,612	264,125	273,396
Interest income on Due from Clear Channel Communications	14,940	16,913	39,356	48,982
Loss on marketable securities	(18)	-	(18)	-
Equity in earnings (loss) of nonconsolidated affiliates	(645)	(234)	(961)	30
Other expense – net	1,445	1,825	228	(300)
Income (loss) before income taxes	1,776	33,037	(46,555)	(18,716)
Income tax benefit (expense)	10,214	(8,212)	3,126	(1,000)
Consolidated net income (loss)	11,990	24,825	(43,429)	(19,716)
Amount attributable to noncontrolling interest	7,772	7,541	17,723	14,986

Net income (loss) attributable to the Company	4,218	17,284	(61,152)	(34,702)

Diluted net earnings (loss) per share	$0.01	$0.05	$(0.18)	$(0.12)

Weighted average shares outstanding – Diluted	359,011	357,547	357,507	356,808

For the three months ended September 30, 2013, foreign exchange rate movements increased the Company’s revenues by less than $1 million, and increased direct operating and SG&A expenses by approximately $2 million. For the nine months ended September 30, 2013, foreign exchange rate movements increased the Company’s revenues by $1 million and direct operating and SG&A expenses by $4 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2013 and December 31, 2012:

(In millions)	September 30,	December 31,
	2013	2012
Cash	$418.6	$562.0
Total Current Assets	1,326.3	1,509.3
Net Property, Plant and Equipment	2,071.3	2,207.7
Due from Clear Channel Communications	944.6	729.2
Total Assets	6,928.3	7,105.8

Current Liabilities (excluding current portion of long-term debt)	767.6	802.0
Long-Term Debt (including current portion of long-term debt)	4,939.9	4,944.8
Shareholders’ Equity	336.0	446.1

TABLE 3 – Total Debt
At September 30, 2013 and December 31, 2012, Clear Channel Outdoor Holdings had total net debt of:

(In millions)	September 30,	December 31,
	2013	2012
Clear Channel Worldwide Holdings Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.7	$735.7
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other Debt	21.8	27.1
Original Issue Discount	(6.9)	(7.3)
Total	4,939.9	4,944.8
Cash	418.6	562.0
Net Debt	$4,521.3	$4,382.8

The current portion of long-term debt was $6 million as of September 30, 2013.

Liquidity and Financial Position

For the nine months ended September 30, 2013, cash flow provided by operating activities was $251 million, cash flow used for investing activities totaled $100 million, cash flow used for financing activities was $293 million, and the effect of exchange rate changes on cash was $1 million, for a net decrease in cash of $143 million.

Capital expenditures for the nine months ended September 30, 2013 totaled approximately $114 million compared to $187 million for the same period in 2012.

On October 21, 2013,  in accordance with the terms of the Stipulation of Settlement, dated July 8, 2013, among  the Company, a special litigation committee consisting of certain independent directors of the Company, Clear Channel Communications, Inc. (“CCU”), the Company’s indirect parent company, and the other parties thereto, the Company announced that (i) it notified CCU of its intent to make a demand (the “Demand”) for repayment on November 8, 2013 of $200,000,000 outstanding under the Revolving Promissory Note, dated as of November 10, 2005, between CCU, as maker, and the Company, as payee (as amended by the first amendment dated as of December 23, 2009, the “Due from CCU Note”), and (ii) its board of directors declared a special cash dividend payable in cash on November 8, 2013 to Class A and Class B stockholders of record at the closing of business on November 5, 2013, in an aggregate amount equal to $200,000,000 (or approximately $0.56 per share, based on shares outstanding at the close of business on September 30, 2013), conditioned only on CCU satisfying the Demand.  As the indirect parent of the Company, CCU will be entitled to approximately 88% of the proceeds from the dividend through its wholly-owned subsidiaries.  The remaining approximately 12% of the proceeds from the dividend, or approximately $24 million, will be paid to the public stockholders of the Company.  Following satisfaction of the Demand, the balance outstanding under the Due from CCU Note will be reduced by $200,000,000.  As of September 30, 2013, the outstanding balance of the Due from CCU Note was $944,628,469.

During the nine months ended September 30, 2013, the Company entered into a $75 million five-year senior secured revolving credit facility for working capital, to issue letters of credit and for other general corporate purposes.  At September 30, 2013, there were no amounts outstanding under the revolving credit facility.

Consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.3:1 at September 30, 2013, and senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.5:1 at September 30, 2013.  As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $784 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items.

The following table reflects a reconciliation of EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended September 30, 2013:

(In Millions) Note: numbers may not sum due to rounding	Four Quarters Ended
September 30,
2013
EBITDA (as defined by the CCWH Senior Notes indentures)	$784

Less adjustments to EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(45)
Extraordinary, non-recurring or unusual gains or losses or expenses (as referenced in the definition of EBITDA in the CCWH Senior Notes indentures)	(32)
Non-cash charges	(22)
Other items	(11)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(434)
Operating income	240

Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	434
Less: Interest expense	(365)
Plus: Interest income on Due from Clear Channel Communications	54
Less: Current income tax benefit	(51)
Plus: Other income (expense), net	0
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net	18
Change in assets and liabilities, net of assets acquired and liabilities assumed	50
Net cash provided by operating activities	$380

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2013 and 2012.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management. The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.   In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2013 actual foreign revenues, expenses and OIBDAN at average 2012 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)
	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) - net and impairment charges	OIBDAN
Three Months Ended September 30, 2013
Americas	$86,105	$-	$48,530	$-	$134,635
International	11,757	-	49,090	-	60,847
Impairment charges	-	-	-	-	-
Corporate	(30,443)	1,652	724	-	(28,067)
Other operating income – net	6,604	-	-	(6,604)	-
Consolidated	$74,023	$1,652	$98,344	$(6,604)	$167,415

Three Months Ended September 30, 2012
Americas	$85,898	$-	$50,177	$-	$136,075
International	18,105	-	49,740	-	67,845
Impairment charges	-	-	-	-	-
Corporate	(29,255)	3,660	435	-	(25,160)
Other operating income – net	42,397	-	-	(42,397)	-
Consolidated	$117,145	$3,660	$100,352	$(42,397)	$178,760

Nine Months Ended September 30, 2013
Americas	$223,668	$-	$144,256	$-	$367,924
International	36,296	-	150,013	-	186,309
Impairment charges	-	-	-	-	-
Corporate	(93,403)	5,647	1,968	-	(85,788)
Other operating income – net	12,404	-	-	(12,404)	-
Consolidated	$178,965	$5,647	$296,237	$(12,404)	$468,445

Nine Months Ended September 30, 2012
Americas	$213,501	$-	$141,702	$-	$355,203
International	30,714	-	149,485	-	180,199
Impairment charges	-	-	-	-	-
Corporate	(87,393)	9,016	1,170	-	(77,207)
Other operating income – net	49,146	-	-	(49,146)	-
Consolidated	$205,968	$9,016	$292,357	$(49,146)	$458,195

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Revenue	$723,013	$731,141	(1%)	$2,140,094	$2,143,750	(0%)
Excluding: Foreign exchange decrease (increase)	(448)	-		(1,343)	-
Revenue excluding effects of foreign exchange	$722,565	$731,141	(1%)	$2,138,751	$2,143,750	(0%)

Americas revenue	$331,346	$335,021	(1%)	$952,832	$935,850	2%
Excluding: Foreign exchange decrease (increase)	560	-		782	-
Americas revenue excluding effects of foreign exchange	$331,906	$335,021	(1%)	$953,614	$935,850	2%

International revenue	$391,667	$396,120	(1%)	$1,187,262	$1,207,900	(2%)
Excluding: Foreign exchange decrease (increase)	(1,008)	-		(2,125)	-
International revenue excluding effects of foreign exchange	$390,659	$396,120	(1%)	$1,185,137	$1,207,900	(2%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Consolidated expense	$527,531	$527,221	0%	$1,585,861	$1,608,348	(1%)
Excluding: Foreign exchange decrease (increase)	(1,980)	-		(3,604)	-
Expense excluding effects of foreign exchange	$525,551	$527,221	(0%)	$1,582,257	$1,608,348	(2%)

Americas expense	$196,711	$198,946	(1%)	$584,908	$580,647	1%
Excluding: Foreign exchange decrease (increase)	457	-		648	-
Americas expense excluding effects of foreign exchange	$197,168	$198,946	(1%)	$585,556	$580,647	1%

International expense	$330,820	$328,275	1%	$1,000,953	$1,027,701	(3%)
Excluding: Foreign exchange decrease (increase)	(2,437)	-		(4,252)	-
International expense excluding effects of foreign exchange	$328,383	$328,275	0%	$996,701	$1,027,701	(3%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
OIBDAN	$167,415	$178,760	(6%)	$468,445	$458,195	2%
Excluding: Foreign exchange decrease (increase)	1,532	-		2,261	-
OIBDAN excluding effects of foreign exchange	$168,947	$178,760	(5%)	$470,706	$458,195	3%

Americas OIBDAN	$134,635	$136,075	(1%)	$367,924	$355,203	4%
Excluding: Foreign exchange decrease (increase)	103	-		134	-
Americas OIBDAN excluding effects of foreign exchange	$134,738	$136,075	(1%)	$368,058	$355,203	4%

International OIBDAN	$60,847	$67,845	(10%)	$186,309	$180,199	3%
Excluding: Foreign exchange decrease (increase)	1,429	-		2,127	-
International OIBDAN excluding effects of foreign exchange	$62,276	$67,845	(8%)	$188,436	$180,199	5%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Corporate Expense	$29,719	$28,820	3%	$91,435	$86,223	6%
Less: Non-cash compensation expense	(1,652)	(3,660)		(5,647)	(9,016)
	$28,067	$25,160	12%	$85,788	$77,207	11%

Reconciliation of OIBDAN to Net Income / (Loss)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
OIBDAN	$167,415	$178,760	(6%)	$468,445	$458,195	2%
Non-cash compensation expense	1,652	3,660		5,647	9,016
Depreciation and amortization	98,344	100,352		296,237	292,357
Impairment charges	-	-		-	-
Other operating income (expense) – net	6,604	42,397		12,404	49,146
Operating income	74,023	117,145		178,965	205,968

Interest expense – net	87,969	102,612		264,125	273,396
Interest income on due from Clear Channel Communications	14,940	16,913		39,356	48,982
Loss on marketable securities	(18)	-		(18)	-
Equity in earnings (loss) of nonconsolidated affiliates	(645)	(234)		(961)	30
Other income (expense) – net	1,445	1,825		228	(300)
Income (loss) before income taxes	1,776	33,037		(46,555)	(18,716)
Income tax benefit (expense)	10,214	(8,212)		3,126	(1,000)
Consolidated net income (loss)	11,990	24,825		(43,429)	(19,716)
Amount attributable to noncontrolling interest	7,772	7,541		17,723	14,986
Net income (loss) attributable to the Company	$4,218	$17,284		$(61,152)	$(34,702)

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 1,000 digital billboards across 37 U.S. markets. Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; risks that we may not achieve or sustain anticipated cost savings; the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; and the Company’s relationship with Clear Channel Communications and the impact of the above and similar factors on Clear Channel Communications, the Company’s primary direct or indirect external source of capital.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.